THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


                          COLUMBUS MCKINNON CORPORATION

                             G.L. INTERNATIONAL INC.
                             1997 STOCK OPTION PLAN

                                  INTRODUCTION

                  This prospectus provides important information regarding the G.L. International inc. 1997 Stock Option Plan ("Plan"). However, the prospectus is qualified in its entirety by reference to the Plan, copies of which may be obtained upon request and without charge from Lois H. Demler, Secretary, Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, (716) 689-5409, and to your Stock Option Agreement. If you have any questions regarding this prospectus or the Plan, please contact Robert L. Montgomery, Jr., Executive Vice President and Chief Financial Officer, Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, (716) 689-5405.

                  In this prospectus "Company", "Columbus McKinnon", "we", "us",
and  "our"  refer  to  Columbus  McKinnon  Corporation.   "GL"  refers  to  G.L.
International inc.


                       WHERE YOU CAN FIND MORE INFORMATION

                  Columbus McKinnon files annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission. The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus. We incorporate by reference the documents listed below and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of shares covered by this prospectus.

SEC Filing
(FILE NO. 0-27618)                                     PERIOD/FILING DATE
------------------                                     ------------------

Annual Report on Form 10-K                             Year ended March 31, 1998

Quarterly Reports  on Form 10-Q                 Quarters ended  June  28, 1998;
                                                 September 27, 1998 and
                                                 December 27,1998

Current Reports on Form 8-K                     April 8, 1998; October 29, 1998;
                                                 May 18, 1999 and May 26, 1999

Description of Capital Stock
  contained in the Company's
(1)  Registration Statement on Form 8-A         January 22, 1996
(2)  Form 8-A/A Amendment No. 1                 February 21, 1996

Description of Preferred Stock
  Purchase Rights contained in
  Registration Statement on Form 8-A            October 27, 1997


                  You may request a copy of these documents and a copy of our most recent annual report to shareholders, and any other reports, proxy statement and other communications distributed to shareholders. These copies will be provided at no cost to you. Please make your request to Lois H. Demler, Secretary of the Company at the address and telephone number shown above.

                               RECENT DEVELOPMENTS

                  A group of New York City based stock traders and speculators owning 8.44% of Columbus McKinnon common stock has proposed a slate of five directors for election at the Company's Annual Meeting of Shareholders in August 1999. The group's platform is to seek a sale of the Company. The value of Columbus McKinnon's common stock could be affected by the outcome of this proxy contest.


                     GENERAL INFORMATION REGARDING THE PLAN

                  The Plan was adopted by the Board of Directors of G.L. International Inc. ("GL") on March 25, 1997, and subsequently approved by stockholders, for the purposes set forth below. However, the Board of Directors terminated the Plan effective March 1, 1999, pursuant to an arrangement whereby GL became a wholly owned subsidiary of the Company. Although the Plan has been terminated and no new options will be granted under the Plan, all outstanding options granted pursuant to the Plan remain outstanding and will be exercisable in accordance with the terms of the Plan and any applicable Stock Option Agreement. In this regard, all outstanding options have been converted to stock options for shares of Columbus McKinnon Corporation common stock, par value
$0.01 per share. A total of 92,599 shares of the Company's common stock are covered by such outstanding options.

                  The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code nor is it subject to any provisions of the Employee Retirement Income Security Act of 1974.

PURPOSE OF THE PLAN
-------------------

                  The Plan was established to:

                  o create stockholder value by providing incentives to selected key employees and directors who contribute materially to the success of GL and its subsidiaries,

                  o provide a means of rewarding outstanding performance by those key employees, and

                  o enhance the interests of those key employees and directors in the continued success and progress of GL by providing them a proprietary interest in GL

The Plan was designed to enhance GL's ability to maintain a competitive position in attracting and retaining qualified key personnel and directors.

ADMINISTRATION OF THE PLAN
--------------------------

                  The Plan provides for administration of the Plan by the Board of Directors of GL or, at the option of the Board, a committee which is comprised of two or more non-employee directors appointed by the Board. The Plan currently is administered by the Board of Directors which, in its capacity as administrator of the Plan, is referred to in this prospectus as the "Committee." As directors of GL, members of the Committee serve until their successors are duly elected and qualified, and are subject to removal in accordance with applicable law.
 Among the powers granted to the Committee are the authority to:

                  o grant options and determine the terms and conditions of those options, including the exercise price, vesting and exercise period of the options

                  o determine the form and provisions of the Stock Option Agreements

                  o interpret the Plan and the Stock Option Agreements and waive any provisions of any Stock Option Agreement, provided such waiver is not inconsistent with the terms of the Plan

                  o        prescribe rules and  regulations relating to the Plan

                  o make all determinations necessary or advisable for administration of the Plan

                  The Committee's address and telephone number is: c/o Lois H. Demler, Secretary, Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, (716) 689-5409.

GRANTS TO ELIGIBLE PARTICIPANTS  IN THE PLAN
--------------------------------------------

                  Pursuant to the provisions of the Plan, the Committee granted options to employees of GL who were determined by it to be key employees on the date of grant.

TYPES OF OPTIONS THAT HAVE BEEN GRANTED
---------------------------------------

                  Grants of Incentive Stock Options and Nonstatutory Stock Options have been granted to Key Employees under the Plan. It is intended that the Incentive Stock Options qualify for special tax treatment under the Internal Revenue Code. In order to qualify for special tax treatment, the Plan provides, among other things, that the aggregate fair market value (determined at the time of grant) of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by you in any calendar year under the Plan and all plans of GL or its parent or subsidiaries shall not exceed $100,000. Neither GL, its directors, officers or employees, among others, shall be liable if the Incentive Stock Options do not in fact qualify for special tax treatment.

                  Please refer to the tax discussion of stock options beginning on page 7.

TERMS AND CONDITIONS OF OPTIONS
-------------------------------

                  Each stock option granted under the Plan is evidenced by a written Stock Option Grant and accompanying Stock Option Agreement, as amended by an Amendment to Stock Option Agreement effective as of March 1, 1999, (together the Stock Option Grant, accompanying Stock Option Agreement and
Amendment to Stock Option Agreement are referred to as the Stock Option Agreement) which contain such terms and conditions as the Committee determined, consistent with the provisions of the Plan, including those shown below. You should refer to your Stock Option Agreement for the terms and conditions applicable to your stock options.

                  (a) EXERCISE PRICE. The Committee determined the exercise prices of options it granted, subject to the Plan requirement that the exercise price for any Incentive Stock Option shall not be less than the fair market value of the GL common stock at the date of grant (or 110% of the fair market value in the case of an Incentive Stock Option granted to a person who owned more than 10% of the total combined voting power of all classes of stock of GL or any of its subsidiaries). Fair market value is the value at the date of grant of GL as an on-going concern, as determined in good faith by the Committee. The exercise price of your options is set forth in your Stock Option Agreement.

                  (b) VESTING. The Committee determined the vesting schedule for all options granted. The vesting schedule for your options is set forth in your Stock Option Agreement.

                  (c) TERM OF STOCK OPTIONS. The Plan authorizes the Committee to determine the period during which options are exercisable, except that the Plan provides that no option shall be exercisable more than five years after the date it was granted. The period during which your options are exercisable is set forth in your Stock Option Agreement.

                  (d) OPTIONS NON-TRANSFERRABLE. All options granted are non-transferrable other than by will or the laws of descent and distribution. During an optionee's lifetime the options may be exercised only by him, or if he is disabled, his legal representative.


TERMINATION OF EMPLOYMENT AND DEATH
-----------------------------------

                  Your Stock Option Agreement describes the conditions that apply to the exercise of your options in the event you cease to be employed by GL or a subsidiary of Columbus McKinnon. In the event of your death while employed by GL or a subsidiary of Columbus McKinnon, your estate or the person or persons to whom your rights under the option are passed under your will or the laws of descent and distribution may exercise your option to the same extent that you would be entitled to exercise the option at the date of your death. The option may only be exercised within the 90-day period following the date of your death or such other period as may be specified in your Stock Option Agreement, but in no case later than the expiration date of the option.

DILUTION OR OTHER ADJUSTMENTS
-----------------------------

                  The number of shares of common stock issuable under any option granted to you, as well as the exercise price of any option, is subject to adjustment to reflect any

                  o         stock split
                  o         stock dividend
                  o         recapitalization
                  o         merger
                  o         consolidation
                  o         reorganization
                  o         combination or exchange of shares
                  o         or other similar events

RESTRICTIONS ON ISSUANCE OF SHARES
----------------------------------

                  Columbus McKinnon is not obligated to sell or issue any shares of its common stock upon the exercise of any option granted to you unless:

                  o the shares with respect to which your option is being exercised have been registered under applicable federal securities laws or the issuance of the shares is exempt from such registration

                  o the prior approval of the sale or issuance has been obtained from any applicable state regulatory body having jurisdiction or the sale or issuance is exempt from such prior approval requirement

                  o if the common stock of Columbus McKinnon has been listed on any exchange, the shares with respect to which your option is being exercised have been duly listed on that exchange

                  Your Stock Option Agreement may include other restrictions on the ownership and transfer of shares of common stock.

RESTRICTIONS ON RESALE OF SHARES ACQUIRED UPON EXERCISE OF OPTIONS
------------------------------------------------------------------

                  Subject to any restrictions imposed by the Plan or any Stock Option Agreement, shares of common stock acquired by a non-affiliate of Columbus McKinnon upon exercise of an option may be freely resold in ordinary brokerage transactions pursuant to Sections 4(1) and 4(4) of the Securities Act of 1933. However, securities acquired by an affiliate of Columbus McKinnon must be registered for resale by such affiliate unless the resale is made in compliance with the provisions of Rule 144 under the Securities Act of 1933 or is entitled to another exemption from the registration requirements of the Securities Act of 1933. For these purposes the term affiliate means a person who directly or indirectly controls, is controlled by or is under common control with Columbus McKinnon.

                  In addition, if you are or become a director or officer of Columbus McKinnon, or a beneficial owner of 10 percent or more of its common stock, you should consider the effect of Section 16 of the Securities Exchange Act of 1934, and the rules thereunder, upon your ability to effect transactions in the common stock of Columbus McKinnon.


MODIFICATIONS OF THE PLAN
-------------------------

                  The Plan may be modified or amended at any time, both prospectively and retroactively, and in such a manner as to affect outstanding Incentive Stock Options, if such amendment or modification is necessary for the Plan and the Incentive Stock Options to qualify under the Internal Revenue Code. Also, the Plan may be abandoned, suspended or terminated at any time except with respect to any options then outstanding. As noted above, the Plan was terminated effective March 1, 1999 and no new options will be granted under the Plan. All outstanding options remain outstanding and will be exercisable in accordance with the terms of the Plan and any applicable Stock Option Agreement.


OTHER PROVISIONS
----------------


                  Nothing in the Plan or any Stock Option Agreement confers upon you the right to continue in the employment of GL or any other subsidiary of Columbus McKinnon or restricts the rights of GL or any such other subsidiary to terminate your employment.

                  You will not have any rights as a stockholder of Columbus McKinnon with respect to any share covered by options granted to you unless and until you become a holder of record of such share.


                          FEDERAL INCOME TAX TREATMENT

                  The following is a brief summary of the federal income tax aspects of the Plan, based on existing law and regulations which are subject to change. The application of state and local income taxes and other federal taxes, including, without limitation, gift and estate taxes, is not discussed.

                  An optionee who is granted an Incentive Stock Option under the Plan is not required to recognize taxable income at the time of the grant or at the time of exercise. Under certain circumstances, however, an optionee may be subject to the alternative minimum tax with respect to the exercise of his Incentive Stock Options. GL is not entitled to a deduction at the time of grant or at the time of exercise. If an optionee does not dispose of the shares acquired pursuant to the exercise of an Incentive Stock Option before the later of two years from the date of grant of the Incentive Stock Option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss. Under such circumstances, GL will not be entitled to any deduction for federal income tax purposes with respect to the Incentive Stock Option. The shares must be held for more than one year for the gain or loss realized on the disposition to qualify for long-term capital gain or loss treatment.

                  If an optionee disposes of the shares received upon the exercise of an Incentive Stock Option either (1) within one year from the transfer of the shares to him or (2) within two years after the Incentive Stock Option was granted, the optionee will generally recognize ordinary compensation income equal to the lesser of (a) the difference between the fair market value of the shares on the date the Incentive Stock Option was exercised and the exercise price of the shares, and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the optionee held the shares. If an optionee is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an Incentive Stock Option, GL , subject to any applicable rules otherwise limiting an employer's deduction of compensation, will be entitled to a deduction for an equivalent amount.

                  An optionee who is granted a Nonstatutory Stock Option is not required to recognize taxable income at the time of grant, but, at the time of exercise, must include in his gross income, for federal tax purposes, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price paid therefor. Subject to any applicable rules otherwise limiting an employer's deduction of compensation, GL is entitled to a corresponding deduction for the same amount.

                  The foregoing summary does not purport to be complete, and you are advised to consult with your personal tax advisor as to the specific consequences to you of the issuance of the options, the exercise thereof, and the disposition of shares acquired upon such exercise, as well as the consequences under applicable state law.